EXHIBIT 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Arne Dunhem, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of Ariel Way, Inc. for the quarterly period ended March 31, 2007 (the “Form 10-QSB”), that the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Ariel Way, Inc.  for the period covered by the Form 10-QSB.

Date: May 21, 2007	By:	/s/ Arne Dunhem
Arne Dunhem, Chief Executive Officer

I, Arne Dunhem, certify to the best of my knowledge based upon a review of the Quarterly Report on Form 10-QSB of Ariel Way, Inc. for the quarterly period ended March 31, 2007 (the “Form 10-QSB”), that the Form 10-QSB fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of Ariel Way, Inc. for the period covered by the Form 10-QSB.

Date: May 21, 2007	By:	/s/ Arne Dunhem
Arne Dunhem, Acting Chief Financial Officer, Acting Chief Accounting Officer